EXHIBIT 10.1

                             JOINT VENTURE AGREEMENT


THIS  AGREEMENT  made  effective  the  8th  day  of  May,  2003.

AMONG:

        CYBERNET INTERNET SERVICES INTERNATIONAL, INC., a corporation
        -----------------------------------------------
        organized under the laws of Delaware, having its office at Suite 1620 - 400 Burrard Street, Vancouver, British Columbia V6C 3A6

        ("Cybernet")

AND:

        RAVIN  PRAKASH, businessman, having an address at 1st  Floor,
        --------------
        13 Babar Lane, New Delhi,  11001  India

        ("Prakash")

WHEREAS:

A. Cybernet and Prakash have agreed to enter into a joint venture for the purpose of providing customer relationship management services through an internet enabled contact center in India for technology companies and financial institutions in the European and United States markets (the "Joint Venture"); and

B. Cybernet and Prakash will form a bare trustee entity in the form of a limited partnership, trust or other entity ("TrusteeCo") to carry out the purposes of the Joint Venture set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the respective covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties covenant and agree as follows:

                                    ARTICLE 1
                          DEFINITION AND INTERPRETATION

1.1     DEFINITIONS

In this Agreement, including the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings respectively:

        (a) "Agreement" means this agreement made as the same may be amended or supplemented from time to time;

        (b) "Budget" means the budget showing, inter alia, the nature, purpose, amount and estimated timing of expenditures in connection with the acquisition, development and operation of the Property as approved by the Joint Venturers from time to time under section 5.2 hereof;

        (c) "Business" means the business of Worldturf which includes the business of developing, operating and maintaining internet enabled contact centers in India to provide, inter alia, the following services to technology companies and financial institutions: computer software and hardware support; customer support, including customer billing enquires, customer service, query handling and product information requests; and sales support, including outbound cold calling, outbound sales lead generation, cross selling, collections and customer satisfaction surveys, and all ancillary activities or services related thereto;

        (d)   "Committee"  means  such  committee  appointed under section
               5.6 hereof;

        (e)   "Contribution  Account" has the meaning set forth in section
              6.5 hereof;

        (f) "Contribution" means any contribution to the Joint Venture by a Joint Venturer and "Contributions" mean the aggregate of such Contributions;

        (g) "Co-Project Managers" means Cybernet and Prakash as appointed under the provisions of section 5.1 hereof and "Project Manager" means any one of the Co-Project Managers;

        (h)   "Default"  means,  with  respect  to  a  Joint  Venturer:

              (i) the existence of a Event of Insolvency with respect to that Joint Venturer; or

              (ii) the default by that Joint Venturer in the performance or observance of any of its obligations under this Agreement if that default is not cured within 30 days after receipt by that Joint Venturer of a Notice of the default from another Joint Venturer;

        (i) "Defaulting Joint Venturer" means a Joint Venturer in respect of whom a Default has occurred which has not been cured;

        (j) "Encumbrance" means any encumbrance of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any Mortgage, lien, easement, right-of-way, encroachment, restrictive or statutory covenant, profit-a-prendre, right of re-entry, lease, licence, assignment, option or claim, or right of any person of any kind which may constitute or become by operation of law or otherwise an encumbrance on the Property;

        (k) "Event of Insolvency" means, with respect to any person, the occurrence of any one of the following events:

              (i) if that person, other than in connection with a bona fide corporate reorganization, is wound up, dissolved, liquidated or otherwise has its existence terminated (either voluntarily or involuntarily) unless such existence is immediately reinstated or has any resolution passed therefor or makes a general assignment for the benefit of its creditors or a proposal under bankruptcy or insolvency legislation or is adjudged bankrupt or insolvent or proposes a compromise or arrangement under bankruptcy or insolvency legislation or files any petition or answer seeking any reorganization, arrangement, composition, re-adjustment, liquidation or similar relief for itself under any present or future law relating to bankruptcy, insolvency, or other relief for or against debtors generally;

              (ii) if a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against that person seeking any reorganization, arrangement, composition, readjustment, liquidation, winding up, dissolution, termination of existence, declaration of bankruptcy or insolvency or similar relief under any present or future law relating to bankruptcy, insolvency or other relief for or against debtors generally and that person consents to or acquiesces in the entry of an order, judgment or decree or that order, judgment or decree remains unvacated or unstayed for an aggregate of 60 days (whether or not consecutive) from the date of entry of any trustee in bankruptcy, receiver, receiver and manager, liquidator or any other officer with similar powers is appointed for that person (or, in the case of a Joint Venturer, of its Joint Venturer's Interest) and that person consents to or acquiesces in the appointment or the appointment remains unvacated and unstayed for an aggregate of 60 days (whether or not consecutive);

              (iii) in the  case of a Joint Venturer, if an encumbrancer takes possession of its Joint Venturer's Interest or any part of it or a distress or execution or any similar process is levied or enforced upon or against its Joint Venturer's interest or any part of it and the same remains unsatisfied for the shorter of 60 days or such period as would permit the same or any part of it to be sold unless such taking of possession, distress or execution, is being, in good faith, disputed by the Joint Venturer and the Joint Venturer has provided security satisfactory to the other Joint Venturers;

              (iv) if the Joint Venturer admits in writing its inability to pay its debts as they mature and fall due or otherwise commits an act of bankruptcy; or

              (v) if the Joint Venturer gives notice to any governmental body of insolvency or pending insolvency or suspension of operation;

        (l) "Joint Financing" means financing arranged by the Project Manager under section 6.2 hereof;

        (m) "Joint Venture" means the joint venture created by this Agreement;

        (n) "Joint Venturer's Interest" means, with respect to a Joint Venturer, the undivided right, title, benefit and interest of such Joint Venturer from time to time as tenant-in-common in the Property and "Joint Venturers' Interests" means the Joint Venturer's Interest of all Joint Venturers collectively;

        (o) "Joint Venturers" means Cybernet and Prakash and "Joint Venturer" means any one of such Joint Venturers;

        (p) "Liabilities" means all indebtedness, liabilities, obligations, costs, expenses, claims and judgments incurred in connection with the Project and the Property which have been unanimously approved by the Joint Venturers or otherwise incurred in accordance with this Agreement;

        (q)   "Major  Decisions"  has  the  meaning  set  forth in  section  5.2 hereof;

        (r) "Project" means the development of the Business through the Joint Venture;

        (s) "Property" means the assets or interests acquired or to be acquired by the Joint Venturers from time to time in connection with operating the Joint Venture;

        (t) "Proportionate Share" means, with respect to each Joint Venturer, its undivided interest in the Property and in the Joint Venture expressed in the percentage of the interest in to the Joint Venture of each Joint Venturer set forth in Article 3 hereof;

        (u) "Required Funds" means all funds required for the development of the Property or as are otherwise determined by the Project Manager to be required with respect to the Project and Property;

        (v)   "Subsequent  Investment"  has  the  meaning  ascribed  thereto  in
              Section 3.5 of  this  Agreement;

        (w)   "Worldturf"  means  WorldturfDotcom  Pvt.,  Ltd.;

        (x) "Worldturf Assets" means all of the assets of Worldturf of every kind and description owned by Worldturf or to which Worldturf is entitled relating to the Business including: (a) all lands, personal property and current assets of Worldturf;
              (b) the benefit of all contracts, licences and permits of Worldturf; (c) the right to all designs, processes, technology and other property of Worldturf which relate exclusively to the Business; (e) all property used in the Business; and (f) all goodwill of Worldturf including trade or brand names, trademarks, trademark registrations, copyrights, know-how, technology and other intellectual property; and

        (y) "Worldturf Shares" means all the issued and outstanding shares in the capital of Worldturf.

1.2     INTERPRETATION  NOT  AFFECTED  BY  HEADINGS

The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or paragraph and include any agreement or instrument supplementary or ancillary hereto.

1.3     NUMBER  AND  GENDER

Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa; words importing the use of either gender shall include both genders and neuter; and words importing persons shall include an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative.

1.4     CURRENCY

All sums of money which are referred to in this Agreement are expressed in lawful money of the European Union, unless otherwise specified.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

2.1     REPRESENTATIONS  AND  WARRANTIES  OF  CYBERNET

Cybernet  represents  and  warrants  to  Prakash  as  follows:

        (a) Cybernet is a corporation duly incorporated and organized, validly existing and in good standing under the laws of Delaware and has the corporate power to enter into this Agreement and to perform its obligations hereunder;

        (b) This Agreement has been duly executed and delivered by and constitutes a legal, valid and binding obligation of Cybernet, enforceable by Prakash against it in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally; and

        (c) The execution and delivery by Cybernet of this Agreement and the performance of its obligations hereunder will not give rise to any rights in favour of third parties and will not result in a violation or breach of any provision of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of or under: (i) its constating documents or organizational documents;
              (ii) any applicable law, order, judgment or decree; or (iii) any agreement, arrangement or understanding to which Cybernet is a party which would individually or in the aggregate have a material adverse effect on Cybernet.

2.2     REPRESENTATIONS  AND  WARRANTIES  OF  PRAKASH

Prakash  represents  and  warrants  to  Cybernet  as  follows:

        (a) This Agreement has been duly executed and delivered by Prakash and constitutes a legal, valid and binding obligation of Prakash, enforceable by Cybernet against him in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

        (b) The execution and delivery by Prakash of this Agreement and the performance of his obligations hereunder will not give rise to any rights in favour of third parties and will not result in a violation or breach of any provision of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of or under: (i) any applicable law, order, judgment or decree; or
              (ii) any agreement, arrangement or understanding to which Prakash or Worldturf is a party which would individually or in the aggregate have a material adverse effect on Prakash or Worldturf;

        (c) Worldturf is a corporation duly organized, validly existing and in good standing under the laws of its organization and currently carries on the Business;

        (d) There is no agreement, judgement, injunction, order, decree binding on Worldturf which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any of the Business or Projects, or the conduct of the Business or Projects as currently conducted or proposed to be conducted; and

        (e) The Worldturf Shares are duly authorized and validly issued, are fully paid and non-assessable, are free from any Encumbrances and are not subject to any option, right of first refusal or other right or agreement that may impair Prakash's ability to contribute the Worldturf Shares to the Joint Venture.

                                    ARTICLE 3
                        FORMATION, CONTRIBUTIONS AND TERM

3.1     FORMATION  OF  JOINT  VENTURE

Prakash and Cybernet agree, subject to all necessary third party and regulatory approvals (if any), to associate in and form the Joint Venture as described in this Agreement for the purposes set out in Section 3.2 and agree that all of their rights and obligations in and to the Joint Venture and the Property will be governed by this Agreement.

3.2     PURPOSES

This Agreement is entered into for the following purposes and for no others, and will serve as the exclusive means by which the parties hereto directly or indirectly accomplish such purposes. The parties agree to form the Joint Venture to:

        (a) pursue the Project and any other projects similar or ancillary to the Project or involving a business similar to the Business; and

        (b) perform any other activities necessary or incidental to any of the foregoing.

3.3     CONTRIBUTION  BY  PRAKASH

Prakash will contribute to the Joint Venture, for the exclusive use and benefit of the Joint Venture, the Worldturf Shares or, at the sole option of Cybernet, the Worldturf Assets and will receive a 42% interest in the Joint Venture.

3.4     CONTRIBUTION  OF  CYBERNET

Cybernet will contribute to the Joint Venture, Euro 100,000 and will receive a 52% ownership interest in the Joint Venture.

3.5     SUBSEQUENT  INVESTMENT

Cybernet may, in it's sole discretion, at any time contribute up to an additional Euro 8.0 million to the Joint Venture by way of a senior loan to the Joint Venture, or by any other means reasonably acceptable to the Joint Venturers, and upon such Contribution, Cybernet's interest in the Joint Venture will be increased,pro rata, to up to an 80% interest in the Joint Venture.

3.6     WORKING  CAPITAL  CONTRIBUTIONS

Each of the Joint Venturers will not be required to contribute any advances or further capital as required for working capital purposes on an equal basis, without its prior written approval.

3.7     OWNERS'  AGREEMENT

The Joint Venturers shall enter into an owners' agreement in connection with the formation, ownership and management of TrusteeCo (the "Owners' Agreement") which will contain provisions customary for such agreements, including providing:

        (a) for the ownership of Joint Venturer's respective interests in TrusteeCo in proportion to their respective interests in the Joint Venture;

        (b) for mutual rights of first refusal on any sale of their respective interests in TrusteeCo;

        (c) for piggyback rights, whereby if one party proposes to sell its interest to a third party (after giving effect to the right of first refusal), the other party can require that the third party purchase its interest on the same terms as the first party;

        (d) for the appointment of representatives to the board or governing body of TrusteeCo;

        (e) that certain major business decisions will require three-quarters approval of the board or governing body of TrusteeCo;

        (f) that no party will be required to provide any advances or further capital without its prior approval;

        (g) that, upon the occurrence of a triggering event (such events to include an act of insolvency or bankruptcy, a change of control, a material default or breach of any representation, warranty or covenant in the Owners' Agreement which is not remedied on 30 days' notice, and other matters to be mutually agreed upon), the defaulting party will be required to offer to sell its interest to the other party for a price to be determined pursuant to a third party valuation;

        (h) for a mechanism for valuation in the event of a sale of an interest upon a triggering event, whereby the non-defaulting party shall be entitled to appoint one qualified independent valuer, the defaulting party may, at its option, appoint a second qualified independent valuer and if two valuers are appointed and
              (i) if the values determined by them do not differ by more than 20%, the value shall be equal to the average of such valuations and (ii) if the values determined by such valuers differ by more than 20%, they shall mutually select a third qualified independent valuer whose valuation shall be final and binding on all parties;

        (i) that no owner may be forced to sell its interest without its consent, except upon the occurrence of a triggering event;

        (j) that any party acquiring an interest in TrusteeCo will be required to enter into and/or acknowledge the Owner's Agreement and related agreements; and

        (k) for standstill provisions for three years whereby, inter alia, each party agrees not to offer to purchase or acquire each other's interest in TrusteeCo in whole or in part, solicit such offers, nor to increase its ownership interest in TrusteeCo other than by way of purchases of shares of TrusteeCo from other shareholders (excluding the Joint Venturers) made jointly by the Joint Venturers in pro rata proportion to their ownership interest in TrusteeCo on the completion of the transaction contemplated hereby.

3.8     TERM

This  Agreement  will  continue  in force and effect until the earliest of:

        (a) any Joint Venturer purchasing the entire Joint Venturer's Interest of the other Joint Venturer, such termination to be effective only after the completion of the purchase and payment of all amounts payable under this Agreement;

        (b) this Agreement being terminated by the mutual written agreement of the Joint Venturers;

        (c) any person other than the Joint Venturers purchasing the Joint Venturers' Interests; or

        (d) _____ years have elapsed since the date of this Agreement, and the term of this Agreement has not otherwise been extended by the mutual written agreement of the Joint Venturers.

3.9     SURVIVAL  OF  CERTAIN  OBLIGATIONS

All obligations of all Joint Venturers to each other which are incurred before the date of the termination of this Agreement under section 3.8 hereof shall survive termination and continue in full force and effect.

                                    ARTICLE 4
                      RELATIONSHIP BETWEEN JOINT VENTURERS

4.1     DISCLAIMER  OF  PARTNERSHIP

The Joint Venturers expressly disclaim any intention to create a partnership or to constitute the Joint Venturer as partner or agent of the other or any other relationship whereby either could be held liable for any act or omission of the other (except as expressly provided in this Agreement) with respect to the subject matter of this Agreement. Except as specifically provided in this Agreement, no Joint Venturer shall have any authority to act for the other or to incur any obligation on behalf of the other with respect to the subject matter of this Agreement.

4.2     SEPARATE  ACTIVITIES

Except as provided to the contrary in this Agreement, each Joint Venturer may independently engage in any business endeavor, whether or not competitive with the objects of the Joint Venture, without consulting the other Joint Venturer and without in any way being accountable to the other Joint Venturer.

4.3     NAME  OF  PROJECT

The  Project  is  called  the  Worldturf.com  Joint  Venture.

4.4     GOOD  FAITH

Each Joint Venturer shall act honestly and in good faith and in the best interest of the Joint Venture, the Project and the conduct of the Business by the Joint Venture and to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

                                    ARTICLE 5
                          DECISIONS AND DETERMINATIONS
                             OF THE JOINT VENTURERS

5.1     OVERALL  MANAGEMENT

        (a) The overall management and control of the development and operation of the Joint Venture and the Project shall be vested in the Joint Venturers, pro rata in proportion to their then respective interests in the Joint Venture. Except as expressly provided to the contrary in this Agreement, all decisions with respect to the acquisition, development, management, control and operation of the Joint Venture and the development of the Project approved by the Joint Venturers shall be binding upon the Joint Venturers.

        (b) The Joint Venturers hereby appoint Michael J. Smith, or in his place another representative of Cybernet (the "Cybernet Nominee") and Prakash as the Co-Project Managers and the Cybernet Nominee and Prakash until the earliest of:

              (i) the Joint Venturers agreeing that a Project Manager should cease to serve as Project Manager; or

              (ii) the Joint Venture Agreement being terminated pursuant to section 3.8 hereof.

        (c) Subject to the provisions of section 5.2 hereof, the Co-Project Managers shall be responsible for managing the development of the Business and the Project and generally the day-to-day activities and affairs of the Joint Venture in connection with the Business and are authorized for and on behalf of and in the name of the Joint Venturers to make all expenditures and incur all obligations reasonably necessary for such purpose.

        (d) Any cheques or withdrawals of the Joint Venture shall require the signature or endorsement of a signing officer of each of the Joint Venturers.

5.2     MAJOR  DECISIONS

Unless approved by the Joint Venturers in accordance with section 5.6 hereof, the Joint Venturers and the Co-Project Managers shall not act, expend any sum of money, make a decision or incur any obligation with respect to a matter within the scope of any of the major decisions as enumerated below:

        (a) the Budget and business plans for the Project and any material changes thereto;

        (b)   all  forms  of  financing  for  the  Project;

        (c) the terms and conditions of any sale, syndication, or refinancing of the Project;

        (d)   the  acquisition  of  any  land;

        (e)   the  distribution  of  revenue,  income  or  profit;  and

        (f) any other decision which could be reasonably expected to materially affect the future profitability, cash flow, and/or equity value of the Project,

              (collectively,  the  "Major  Decisions")

except that, if any Joint Venturer is in Default under this Agreement, the Joint Venturer which is not in default shall have the sole right to approve any Major Decisions.

5.3     DUTIES  OF  THE  CO-PROJECT  MANAGERS

Subject to the provisions of section 5.2 hereof, the Co-Project Managers shall, at the expense of the Joint Venturers, for and on behalf of and in the name of the Joint Venturers, implement or cause to be implemented all decisions and determinations approved by the Joint Venturers in accordance with section 5.6(b) hereof, coordinate and supervise all activities required by the Business, and operate and conduct or cause to be conducted the day-to-day activities and affairs of the Joint Venturers in connection with the Business, all in accordance with and as limited by this Agreement, including, without limitation, the following:

        (a)   hiring  and  supervising  the  activities  of  consultants;

        (b) liaising and entering into agreements with all persons having jurisdiction over any activities conducted in connection with the Business;

        (c) obtaining policies of insurance considered necessary or desirable by the Co-Project Managers to protect the Joint Venturers from liability, damage or loss in respect of the Business;

        (d) assuring that any contractor performing work for the Business maintain satisfactory performance bonding, if required, workers' compensation insurance and insurance against liability for injury to persons and property caused by that contractor;

        (e) advising the Joint Venturers immediately upon becoming aware of or anticipating a material deviation from an approved Budget;

        (f) carrying out other activities as would normally be carried out by in connection with a business of the size, type and location of the Business; and

        (g) supervising day to day operations, relating to the marketing and selling of the services of the Business.

The powers of the Committee are plenary and the Committee may expand or reduce the powers of the Co-Project Managers from time to time, provided that any such action shall not be considered a Major Decision for the purposes of this Agreement.

5.4     CONTRACTS  BY  CO-PROJECT  MANAGERS  WITH  AFFILIATES

The Co-Project Managers shall not enter into any contract or other arrangement in relation to their duties under this Agreement with any Person which is an Affiliate of or non-arm's length party to a Project Manager unless the identity and relationship of such person to such Project Manager has been disclosed to the Joint Venturers and the material terms of the contract or other arrangement have been unanimously approved by the Joint Venturers.

5.5     PROJECT  MANAGEMENT  FEES

The Joint Venturers shall pay no project management fees to the Cybernet Nominee or Prakash in their capacity as Co-Project Managers for the performance of their duties hereunder.

5.6     OWNER'S  COMMITTEE

The  Joint  Venturers  agree  as  follows:

        (a) the Joint Venturers hereby create a Committee composed of two representatives of Cybernet and one representative of Prakash to undertake and fulfil those duties set forth in this Agreement and as may be delegated under this Agreement as duties of the Committee. The representatives of each of the Joint Venturers on the Committee shall be as follows:

              Cybernet  -  Michael J. Smith and a  second representative to be named by  Cybernet

              Prakash   -  Ravin  Prakash

              If any Joint Venturer substitutes any of its representative(s) on the Committee, such other individual so designated will become the representative of that Joint Venturer on the latest of: (i) the effective date of such other individual's designation; or (ii) the date upon which notice of such designation is given to and received by the other Joint Venturer in the form and manner set forth in section 9.1 hereof;

        (b) the quorum at any meeting of the Committee shall be two representatives. Each representative on the Committee will be entitled to one vote. Except for Major Decisions, action may be taken on the affirmative vote of a majority of the representatives present at the meeting of the Committee, provided however, that while any Default has occurred and is continuing, the quorum and voting requirement for the taking of action at any meeting of the Committee will be reduced by the number of each Defaulting Joint Venturer. During such period of Default the representative of the Defaulting Joint Venturer will not be entitled to vote on any matters before the Committee. Action may be taken on Major Decisions on the affirmative vote of all representatives present at the meeting of the Committee;

        (c) the Joint Venturers delegate to the Committee the authority to make all Major Decisions and do all things and execute all documents necessary, desirable or useful to enable the Committee to carry out its duties under this Agreement;

        (d) the Committee will, when matters are referred to it by either Joint Venturer or the Co-Project Managers, act upon those matters within 10 days of receipt of notice of those matters; and

        (e) the Committee may take any action required to be taken by it without a meeting if all the members of the Committee entitled to vote consent in writing to that action. The Committee may hold its meetings in person or by conference telephone call on not less than 7 days' written notice given by any member of the Committee to the other members.

                                    ARTICLE 6
                                FINANCIAL MATTERS

6.1     REVENUES

Each Joint Venturer will be entitled to receive its Proportionate Share of all revenues arising from or out of the Business to the extent they are available for distribution and distribution of those revenues has been approved by the Committee.

6.2     FINANCING

It is intended that, to the greatest extent possible, the Required Funds be obtained by and from revenues arising from or out of the Business and the Projects. The Co-Project Managers shall use reasonable efforts to arrange to obtain the Required Funds from such sources and use their best efforts to obtain the most favourable terms possible with respect to such financing and the parties hereto shall provide joint and several guarantees with respect to any such financing if required by a lender.

6.3     CONTRIBUTION  ACCOUNTS

The Co-Project Managers shall maintain a record of a separate account established for each Joint Venturer (each account a "Contribution Account") which will consist of the total of the Contributions, provided that a Contribution Account may never be a negative amount.

6.4     DISTRIBUTION  OF  PROCEEDS

The Joint Venturers shall, to the extent that funds from any Joint Financing or advanced as Contributions or revenues arising from or out of the Property are available for these purposes, apply those funds in the following order (unless otherwise unanimously approved) to:

        (a) pay unpaid Liabilities (including, for greater certainty, amounts payable to the Consultant);

        (b) provide reserves as approved by the Joint Venturers as being prudent to pay unpaid Liabilities or Liabilities to be incurred in the future;

        (c) repay to the Joint Venturers their outstanding Contribution Accounts pro rata in accordance with the amount outstanding Hereunder provided that the amount payable to any Non-Contributing Joint Venturer on account of Default Loans plus interest shall be paid out of the Non-Contributing Joint Venturer's pro rata share hereof to the Contributing Joint Venturers and the Non-Contributing Joint Venturer hereby irrevocably directs such payment to the Contributing Joint Venturers; and

        (d) pay the balance of such funds to or to the credit of the Joint Venturers in accordance with their Proportionate Share.

6.5     PROVISION  OF  FINANCIAL  INFORMATION

The  Co-Project  Managers  shall  be  responsible  for  the  following:

        (a) to keep all books of account and other records required in connection with the Property, the Project or the Business as would normally be kept by a person in connection with the managing of such Project, including keeping vouchers, statements, receipted bills and invoices covering all receipts and disbursements in connection with the Property, and providing each Joint Venturer free access at all times during normal business hours to inspect, examine and copy those records and promptly furnishing each Joint Venturer with any information in connection with the Property, the Project or the Business and the activities of the Co-Project Managers reasonably requested by each Joint Venturer;

        (b) to provide the Joint Venturers with financial statements with respect to revenues and expenditures relating to the Project within 140 days after the fiscal year end of the Worldturf.com Joint Venture or as otherwise unanimously approved by the Joint Venturers;

        (c) to prepare reports of the state of the Project, including a project expense summary showing, in reasonable detail, costs, outlays and expenses made or incurred by the Joint Venturers in connection with the Project and Property and comparing such costs, outlays and expenses to the amounts provided for in the Budget; and

        (d) to maintain a record of each Joint Venturer's Contribution Account consisting of the total of the Joint Venturer's Contributions in accordance with section 5.6 hereof.

6.6     ACCESS  TO  RECORDS

Each Joint Venturer shall furnish to the other Joint Venturer information which it has in its possession or control regarding the Property, the Project or the Business as and when such information may be reasonably requested by the other Joint Venturer. Each Joint Venturer shall give the other Joint Venturer, or that other Joint Venturer's agent, employee or an independent chartered accountant designated by it, at all reasonable times during normal business hours and at that other Joint Venturer's expense, the opportunity to inspect, examine and make copies of or extracts from its books and records pertaining to the Property, the Project or the Business.

                                    ARTICLE 7
                               PARTITION AND SALE

7.1     WAIVER  OF  PARTITION  AND  SALE

Each Joint Venturer waives the benefit of all provisions of law relating to actions for a partition or sale in lieu of partition or administration of real and personal property and no Joint Venturers shall resort to any action at law or in equity for partition or sale in lieu of partition of the Property or seek administration in respect of the Property, except as provided in this Agreement.

                                    ARTICLE 8
                                     DEFAULT

8.1     NOTICE  OF  DEFAULT

Any Joint Venturer which is not in Default may deliver to the Defaulting Joint Venturer a notice in the manner set forth in section 9.1 hereof specifying the Default.

8.2     RIGHTS  UPON  DEFAULT

If the Defaulting Joint Venturer does not cure the Default specified in the notice referred to in section 10.1 within the time prescribed in this Agreement after receipt of such notice, any other Joint Venturer shall have any and all of the following rights:

        (a) to bring any proceedings in the nature of specific performance, injunction or other equitably remedy, it being acknowledged by the Joint Venturers that damages at law may be inadequate remedy for a default, breach or threatened breach of this Agreement; and

        (b) to bring any action at law or in equity as may be permitted in order to recover damages.

8.3     NON-WAIVER

No consent or waiver of any breach or Default by any Joint Venturer in the performance of its obligations under this Agreement shall be deemed to be construed to be consent to or waiver of any other breach or Default in the performance by that Joint Venturer of the same or any other obligations of that Joint Venturer under this Agreement. Failure by any Joint Venturer to complain of any act or failure to act of any other Joint Venturer or to declare any other Joint Venturer in Default, irrespective of how long such failure continues, will not constitute a waiver by that Joint Venturer of its rights under this Agreement.

                                    ARTICLE 9
                                 INDEMNIFICATION

9.1     INDEMNIFICATION

        (a) Each Joint Venturer shall indemnify the other Joint Venturer and hold it harmless from all claims, losses, costs, charges, fees, expenses, damages, obligations and responsibilities arising by reason of any action or omission of the other outside the scope of the authority specifically provided by this Agreement.

        (b) The Joint Venturers shall indemnify the Trustee from and against all liabilities losses, costs, actions, claims or expenses resulting from the Trustee's holding of the legal title to or dealing with the Property, except to the extent that the same results from a dishonest, fraudulent or negligent act or omission of the Trustee.

9.2     EXCEPTION

If either Joint Venturer, with the consent of the other Joint Venturer, becomes liable, indebted or a guarantor for moneys borrowed or other obligations incurred by the Joint Venture, the other Joint Venturer shall indemnify the first Joint Venturer to the extent of the Proportionate Share of the other Joint Venturer.

                                   ARTICLE 10
                                     NOTICES

10.1     NOTICES

Unless a particular provision of this agreement requires delivery in a specified manner, all notices, demands, approvals, consents or requests and other communications which may or are required or permitted to be given under this Agreement, shall be given or made in writing and shall be delivered personally or sent by facsimile at the offices of each of the parties as follows:

     CYBERNET  INTERNET  SERVICES  INTERNATIONAL,  INC.
     c/o  Suite  1620  -  400  Burrard  Street
     Vancouver,  British  Columbia  V6C  3A6
     Fax#:  (604)  683-3205
     Attention:  President

     RAVIN  PRAKASH
     1st  Floor,  13  Babar  Lane,  New  Delhi,  11001  India
     Fax  #:  91  124  2396285
     Attention:  Ravin  Prakash

Where given by prepaid mail, any notice shall be deemed to have been given on the third postal delivery day next following mailing. During any period of disruption of postal service, notices shall be delivered personally or by facsimile. Where sent by facsimile, any notice shall be deemed to have been given on the next business day.

By giving to the other parties at least 7 days' notice, any party may change its address for delivery for purposes of this Article to any other address.

                                   ARTICLE 11
                               GENERAL PROVISIONS

11.1     GOVERNING  LAW

This Agreement shall be governed by and construed in accordance with the laws of the Turks and Caicos Islands.

11.2     BINDING  EFFECT

This Agreement shall enure to the benefit of and be binding on the parties to it and their respective successors and permitted assigns.

11.3     ASSIGNMENT

Except as otherwise provided herein, a party may not assign its rights and obligations under this Agreement to another person without the written consent of the other parties hereto. Notwithstanding the foregoing, Cybernet may assign its rights and obligations under this Agreement to a wholly-owned subsidiary which agrees to be bound by the terms and provisions contained herein.

11.4     INVALIDITY

Each provision of this agreement is intended to be severable and if any provision is found to be illegal, invalid or unenforceable, the finding shall not affect the validity of the other provisions.

11.5     ENTIRE  AGREEMENT

This Agreement represents the entire agreement between the parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions whether oral or written of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement.

11.6     AMENDMENT  OF  AGREEMENT

No supplement, modification, waiver or termination of this Agreement will be binding unless executed in writing by the Joint Venturer to be bound thereby.

11.7     TIME

Time will be of the essence of this Agreement, except as specifically provided otherwise in this Agreement.

11.8     FURTHER  ASSURANCES

The parties shall execute all such further documentation and take all such further documentation and take all such further action as may be desirable to give full effect to this Agreement.

11.9     COUNTERPARTS

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts will constitute one and the same agreement. This Agreement may be executed and transmitted by facsimile transmission and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original Agreement.


IN WITNESS THEREOF the parties have caused this Agreement to be executed as of the date first above written.


CYBERNET  INTERNET  SERVICES  INTERNATIONAL,  INC.


Per:    /s/  Michael  J.  Smith
      ----------------------------
        Authorized  Signatory




  /s/  Ravin  Prakash
----------------------------------
RAVIN  PRAKASH